Exhibit 10.1

NOVELSTEM INTERNATIONAL CORP.

EQUITY INCENTIVE PLAN

The Board of Directors (the “Board”) of Novelstem International Corp., a corporation organized under the laws of the State of Florida (the “Company”) has adopted this Equity Incentive Plan (as amended, the “Plan”) as of November 12, 2018 (the “Effective Date”) to promote the financial interests of the Company by providing a means by which current and prospective directors, officers, employees, consultants and advisors of the Company and its Affiliates can acquire an equity interest in the Company or be paid compensation measured by the value of the Company’s Common Stock.

1. Term. The Plan shall continue in effect from the Effective Date through and including the tenth (10th) anniversary of the Effective Date, unless the Board terminates the Plan prior to such date in accordance with Section 7. No Awards may be granted under the Plan after the termination or expiration of the Plan. However, any Awards that, by their terms, remain outstanding as of the termination or expiration of the Plan shall remain outstanding and in full force and effect, and the terms and conditions of the Plan shall survive its termination or expiration and continue to apply to any such Awards.

2. Administration.

(a) The Committee shall administer the Plan. Unless otherwise expressly provided in the charter or bylaws of the Company, the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to Participants; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property; (vi) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (vii) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (viii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) The Committee may delegate to one or more officers of the Company, or of any Affiliate, the authority to act on behalf of the Committee with respect to any matter, right, obligation or election that is the responsibility of, or that is allocated to, the Committee in the Plan and that may be so delegated as a matter of law.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be made in the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder of the Company.

(e) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

3. Shares Subject to the Plan; Grant of Awards; Limitations.

(a) Subject to adjustment pursuant to Section 6, (i) the aggregate number of shares of Common Stock for which Awards may be delivered under the Plan shall not exceed 3,000,000 shares of Common Stock, and (ii) (A) the Committee shall not authorize or make grants of Options or SARs under the Plan in respect of more than 100,000 shares of Common Stock to any single Participant during any calendar year, and (B) the Committee shall not authorize or make grants of Awards during any calendar year to any Eligible Person that is a non-executive director of the Company of more than 100,000 shares of Common Stock in the aggregate for such calendar year.

(b) The Committee may grant Awards to any Eligible Person. An Eligible Person may be granted in respect more than one Award under the Plan, and Awards may be granted at any time or times prior to the termination or expiration of the Plan.

(c) The number of shares of Common Stock that are available for Awards under the Plan will not include any shares of Common Stock: (i) tendered to the Company by a Participant in payment of any Exercise Price or tax obligations, and (ii) relating to any Awards under the Plan that have been forfeited, cancelled, expired unexercised or settled in cash.

(d) Shares of Common Stock delivered by the Company in settlement of Awards may be issued by the Company from (i) authorized and unissued shares, (ii) shares held in treasury by the Company, (iii) shares purchased by the Company on the open market or by private purchase, or (iv) any combination of the foregoing.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). If the Committee determines that Substitute Awards are to be granted under the Plan, the number of shares of Common Stock underlying any Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

4. Awards.

(a) Options.

(i) Generally. Each Option granted under the Plan shall be subject to the conditions set forth in this Section 4(a), and to such other conditions as may be reflected in the applicable Award agreement or the Plan. All Options are nonqualified stock options.

(ii) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (the “Exercise Price”) per share of Common Stock to be issued pursuant to an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the Date of Grant.

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(iii) Vesting and Expiration. Options granted under the Plan shall (A) vest and become exercisable in such manner and on such date or dates, and (B) expire after such period, not to exceed seven (7) years from the Date of Grant (the “Option Period”), as set forth in an Award agreement. Notwithstanding any vesting dates set forth in an Award agreement, the Committee may, in its sole discretion, accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to vesting and/or exercisability. Unless otherwise provided in an Award agreement, the unvested portion of an Option shall expire upon termination of employment or service of the Participant to whom the Option was granted. Unless otherwise provided in an Award agreement, the vested portion of such Option shall be subject to the following terms:

(1) if such Participant’s employment or service is terminated by reason of such Participant’s death or Disability, then, subject to the terms of Section 6, the portion of such Option that was vested as of the effective date of termination shall remain exercisable until the earlier of (x) the first (1st) anniversary of the effective date of termination, and (y) the expiration of the Option Period,

(2) if such Participant’s employment or service is terminated by the Company without Cause or as a result of Participant’s resignation, in each case where no grounds for Cause exists as of the termination date and, as requested, such Participant has delivered to the Company a general release of claims against the Company, in form and substance acceptable to the Committee, and such release has become irrevocable, then, subject to the terms of Section 6, the portion of such Option that was vested as of the effective date of termination shall remain exercisable until the earlier of (x) one hundred and eighty (180) days following the effective date of termination, and (y) the expiration of the Option Period, and

(3) if such Participant’s employment or service is terminated for any reason other than as set forth above, including by the Company for Cause or by such Participant for any reason (other than death or Disability), then the portion of such Option that was vested as of the effective date of termination shall automatically expire upon the effective date of termination.

(iv) Method of Exercise and Form of Payment. Options that have become exercisable may be exercised by delivery of written notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable in cash, or to the extent expressly permitted by the Committee in an applicable Award agreement or pursuant to a Committee action (A) promissory notes (to the extent permitted by applicable law) and/or shares of Common Stock having a value on the date of exercise equal to the Exercise Price (including pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company), provided, that such shares of Common Stock are not subject to any pledge or other security interest and would not result in any adverse accounting treatment, (B) by a “net exercise” method whereby the Company withholds from the delivery of the shares of Common Stock for which the Option was exercised (or in the case of a public market, uses a broker-assisted cashless exercise of) that number of shares of Common Stock having a value equal to the aggregate Exercise Price for the shares of Common Stock for which the Option was exercised, or (C) by such other method as the Committee may permit in accordance with applicable law. Any fractional shares of Common Stock shall be settled in cash.

(b) Stock Appreciation Rights.

(i) Generally. Each SAR granted under the Plan shall be subject to the conditions set forth in this Section 4(b), and to such other conditions as may be reflected in the applicable Award agreement.

(ii) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (the “Strike Price”) per share of Common Stock for each SAR shall not be less than the Fair Market Value of a share of Common Stock as of the Date of Grant; provided that, in the case of a SAR granted in tandem with an Option, the Strike Price shall not be less than the Exercise Price of the related Option.

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(iii) Vesting and Expiration. A SAR granted in tandem with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR shall (A) vest and become exercisable in such manner and on such date or dates, and (B) expire after such period, not to exceed seven (7) years from the Date of Grant (the “SAR Period”), in each case, as set forth in an Award agreement. Notwithstanding any vesting dates set by the Committee in the Award agreement, the Committee may, in its sole discretion, accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. Unless otherwise provided in an Award agreement, the unvested portion of a SAR shall expire upon termination of employment or service of the Participant to whom the SAR was granted. Unless otherwise provided in an Award agreement, the vested portion of such SAR shall be subject to the following terms:

(1) if such Participant’s employment or service is terminated by reason of such Participant’s death or Disability, then, subject to the terms of Section 6, the portion of such SAR that was vested as of the effective date of termination shall remain exercisable until the earlier of (x) the first (1st) anniversary of the effective date of termination, and (y) the expiration of the SAR Period,

(2) if such Participant’s employment or service is terminated by the Company without Cause or as a result of Participant’s resignation, in each case where no grounds for Cause exists as of the termination date and, as requested, such Participant has delivered to the Company a general release of claims against the Company, in form and substance acceptable to the Committee, and such release has become irrevocable, then, subject to the terms of Section 6, the portion of such SAR that was vested as of the effective date of termination shall remain exercisable until the earlier of (x) one hundred and eighty (180) days following the effective date of termination, and (y) the expiration of the SAR Period, and

(3) if such Participant’s employment or service is terminated for any reason other than as set forth above, including by the Company for Cause or by such Participant for any reason (other than death or Disability), then the portion of such SAR that was vested as of the effective date of termination shall automatically expire upon the effective date of termination.

(iv) Method of Exercise and Form of Payment. SARs that have become exercisable may be exercised by delivery of written notice of exercise to the Company in accordance with the terms of the Award, specifying the number of shares subject to the SARs to be exercised. Upon the exercise of any SARs, the Company shall pay to the Participant an amount equal to the number of shares subject to the SARs that are being exercised multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Unless otherwise provided in an Award agreement, the Company may pay such amount in cash, in shares of Common Stock with a value equal to such amount, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

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(c) Restricted Stock and Restricted Stock Units.

(i) Generally. Each grant of Restricted Stock or Restricted Stock Units under the Plan shall be subject to the conditions set forth in this Section 4(c) and to such other conditions as may be reflected in the applicable Award agreement.

(ii) Restricted Stock – Accounts, Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable, and (B) an appropriate stock power (endorsed in blank) satisfactory to the Committee with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 4(c), and unless otherwise set forth in an applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock (to the extent such Restricted Stock conveys the right to vote) and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, all rights of the Participant to such shares and as a stockholder with respect thereto (and any withheld and accumulated dividends thereon) shall terminate automatically, without further obligation on the part of the Company or Participant, and the Participant shall return to the Company promptly any stock certificates issued to the Participant evidencing such shares.

(iii) Vesting; Acceleration of Lapse of Restrictions. The Restricted Period shall lapse with respect to an Award of Restricted Stock or Restricted Stock Units at such times as provided in an Award agreement, and the unvested portion of any Award of Restricted Stock and Restricted Stock Units shall terminate and be forfeited automatically upon termination of employment or service of the Participant.

(iv) Delivery of Restricted Stock; Settlement of Restricted Stock Units.

(1) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one or more stock certificates evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Company and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value as of the date on which the Restricted Period expired equal to the amount of such dividends, upon the release of restrictions on such share and, if any such shares of Restricted Stock are forfeited, the Participant shall have no right to such dividends (except as otherwise set forth in the applicable Award agreement).

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(2) Unless otherwise provided in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Company may, as determined by the Committee, in its sole discretion, (x) pay cash, or part cash and part shares of Common Stock, in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (y) defer the delivery of shares of Common Stock (or cash, or part shares of Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period, if such delivery would result in a violation of applicable law, until such time as such payment or delivery would no longer result in a violation of applicable law. If, in settling any Restricted Stock Units, a cash payment is made in lieu of delivering any shares of Common Stock, the amount of such cash payment shall be equal to the Fair Market Value of the corresponding shares of Common Stock as of the date on which the Restricted Period expired. The Committee may grant dividend equivalents in respect of Restricted Stock Units awarded on such terms and conditions as the Committee determines.

(v) Legends on Restricted Stock. As determined by the Committee, in its sole discretion, each certificate representing shares of Restricted Stock awarded under the Plan shall bear a legend in the form and containing such information as the Committee determines appropriate until the lapse of all restrictions with respect to such shares of Restricted Stock.

(vi) Awards of Deferred Stock Units. The Committee may award Awards of Restricted Stock Units that provide for a settlement date beyond the date of vesting, in a manner intended to be exempt from or compliant with Section 409A of the Code.

(d) Stock Bonus Awards. The Committee may issue unrestricted shares of Common Stock, or other Awards denominated in shares of Common Stock, under the Plan to Eligible Persons, either alone or in tandem with other Awards, in such amounts as the Committee shall determine, in its sole discretion. Each Stock Bonus Award granted under the Plan shall be subject to such conditions as may be reflected in the applicable Award agreement.

5. 280G. If any payment or right accruing to a Participant under this Plan (without the application of this provision) either alone or together with other payments or rights accruing to the Participant from the Company and its Affiliates would constitute an “excess parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent expressly provided otherwise in an Award agreement or any other written agreement to which the Participant and the Company or any of its Subsidiaries are bound that explicitly provides for an alternate treatment of payments or rights that would constitute “excess parachute payments.” The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate with the Committee in making such determination and providing information that the Committee determines is necessary or appropriate for these purposes.

6. Changes in Capital Structure and Similar Events.

(a) Effect of Certain Events. In the event of (i) any extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including a Change in Control) that affects the shares of Common Stock, or (ii) unusual or nonrecurring events (including a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee, in its sole discretion, to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including adjusting any or all of the limitations under Section 3 of the Plan) and (B) the terms of any outstanding Award, including (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, or (2) the Exercise Price or Strike Price with respect to any Award;

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(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) canceling any one or more outstanding Awards or portion thereof and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of FASB Accounting Standards Codification Topic 718 or any successor rule), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustments under this Section 6(a) shall be made in a manner that does not adversely affect any exemption under Section 409A or the Exchange Act, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(b) Effect of Change in Control. The effect, if any, of a Change in Control on any Awards outstanding at the time immediately prior to such Change in Control will be as specifically set forth in the corresponding Award agreement, or if no such treatment is specified, then such outstanding Awards shall be subject to any agreement of purchase, merger or reorganization that effects such Change in Control, which agreement shall provide for treatment of such Awards.

(c) No Effect on Authority of the Board or Stockholders. The existence of this Plan and any Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

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7. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan, or any portion thereof, at any time; provided, that (i) no amendment to Section 7(b) (to the extent required by the proviso in such Section 7(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such stockholder approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted); provided, further, that (except as provided above with respect to adjustments by the Committee under Section 6) any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, the Committee may amend the Plan, without the consent of any Participant to remedy a potential violation of Code Section 409A and may terminate and accelerate the payment of Awards so long as such termination and acceleration are in accordance with Treasury Regulation Section 1.409A-3(j) to the extent such Award(s) are subject to Code Section 409A.

(b) Amendment of Award Agreements. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that, without stockholder approval as may be required by applicable law or the rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, except as otherwise permitted under Section 6, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. No such approval will be required for the items in this Section 7(b)(i) through and including (iii) if stockholder approval is not required by applicable law or such rules.

8. Definitions. In addition to the capitalized terms defined throughout the Plan, the following capitalized terms shall have the corresponding meanings set forth in this Section 8:

(a) “Affiliate” means any parent or direct or indirect subsidiary of the Company; provided, that, with respect to the award of any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent.”

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit or Stock Bonus Award granted under the Plan.

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(c) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar services agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, (ii) in the absence of any such employment, consulting, or similar services agreement (or the absence of any definition of “Cause” contained therein) and if the Participant is not a non-executive director of the Company or an Affiliate, the Participant’s (A) material breach of his or her obligations under any agreement or arrangement entered into with the Company or its Affiliates (which remains uncured (to the extent the Committee reasonably determines curable) for at least ten (10) days following notice of such breach); (B) gross negligence or willful misconduct in the performance of or non-performance of his or her duties to the Company or its Affiliates; (C) breach of any of the Company’s or its Affiliates’ written policies or procedures in each case in any respect which causes or is reasonably expected to cause harm to the Company or any Affiliate; (D) indictment, formal charge, or conviction of (or plea of guilty or nolo contendere to) of a felony or a crime of moral turpitude (or the procedural equivalent of the foregoing); (E) commission of an act involving deceit, fraud, perjury or embezzlement involving the Company or its Affiliates or any client, customer, supplier or business relationship of the Company or any Affiliate, or any act that brings or could reasonably be expected to bring the Company or its Affiliates into public disrepute; (F) repeatedly being under the influence of drugs or alcohol (other than over-the-counter or prescription medicine or other medically-related drugs to the extent they are taken in accordance with their directions or under the supervision of a physician) which inhibits the performance of such Participant’s duties to the Company or its Affiliates, or, while under the influence of such drugs or alcohol, engaging in inappropriate conduct during the performance of his or her duties to the Company or its Affiliates; or (G) failure to follow lawful directives of the Participant’s supervisor, which (which failure remains uncured (to the extent the Committee reasonably determines curable) for at least ten (10) days following initial notice of such failure), or (iii) in the absence of an agreement described in clause (i) (or the absence of any definition of “Cause” contained therein) and if the Participant is a non-executive director of the Company or an Affiliate, the Participant’s (A) breach of his or her fiduciary duty with respect to the Company and/or its Affiliates (which remains uncured (to the extent the Committee reasonably determines curable) for at least ten (10) days following notice of such breach); (B) commission of an act or omission with respect to the Company and/or its Affiliates, done in bad faith; (C) commission of an act involving fraud, misappropriation, or embezzlement involving the Company or its Affiliates or any client, customer, supplier or business relationship of the Company or any Affiliate, or any act that brings or could reasonably be expected to bring the Company or its Affiliates into public disrepute; (D) gross negligence or willful misconduct in the performance of or non-performance of his or her duties to the Company or its Affiliates; (E) indictment, formal charge, or conviction of (or plea of guilty or nolo contendere to) of a felony or a crime of moral turpitude (or the procedural equivalent of the foregoing); or (F) grounds for removing a director for “cause” under applicable law. Any rights to cure that are expressly described in the definitions above will only be afforded for the initial occurrence of any purported grounds of Cause and the Participant will not have any right (unless the Committee otherwise determines) to cure such purported grounds. Any determination of whether Cause exists shall be made by the Committee (and, where applicable, only those disinterested members of the Committee) in its sole discretion.

(d) “Change in Control,” in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” means (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company, (ii) the sale, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of the outstanding equity securities of the Company, (iii) the merger or consolidation of the Company with another Person, in each case in clauses (ii) and (iii) above under circumstances in which the holders of the voting power of outstanding equity securities of the Company, immediately prior to such transaction, are no longer, in the aggregate, the beneficial owners (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly through one or more intermediaries, of more than fifty percent (50%) of the voting power of the outstanding equity securities of the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries (whether by way of merger, consolidation, reorganization or sale of all or substantially all of the assets or securities) which constitutes all or substantially all of the consolidated assets of the Company shall be deemed a Change in Control. In addition, notwithstanding anything herein to the contrary, in any circumstance in which the definition of “Change in Control” under this Plan would otherwise be operative and with respect to which the additional tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term “Change in Control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “Change in Control” herein shall mean, but only for the transaction, event or circumstance so affected and the item of income with respect to which the additional tax under Section 409A of the Code would otherwise be imposed, a transaction, event or circumstance that is both (x) described in the preceding provisions of this definition, and (y) a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5).

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(e) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(f) “Committee” means the Compensation Committee, as constituted from time to time, of the Board, or if no such committee shall be in existence at any relevant time, the term “Committee” for purposes of the Plan shall mean the Board.

(g) “Common Stock” means the common stock of the Company par value $0.01 (and any stock or other securities into which such shares of common stock may be converted or into which they may be exchanged).

(h) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization; provided, however, that such date complies with the requirements of Section 409A of the Code, as applicable.

(i) “Disability” means (except as expressly provided in the Participant’s Award agreement), the Participant’s inability to perform the essential functions of such Participant’s service due to a medically determinable physical or mental impairment, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months; provided, however, that a Participant shall be deemed to have a Disability if he or she is determined to be totally disabled by the U.S. Social Security Administration.

(j) “Eligible Person” means any (i) employee of the Company or any Affiliate; (ii) director of the Company or any Affiliate; (iii) consultant or advisor to the Company or any Affiliate; or (iv) prospective employee, director, officer, consultant or advisor who has accepted an offer of employment, engagement or consultancy from the Company or any Affiliate, and who would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or any Affiliate.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(l) “Fair Market Value” means, as of any date, the fair market value of a share of Common Stock, as determined by the Committee; provided, that for purposes of setting an Exercise Price or Strike Price, as applicable, Fair Market Value will be determined in accordance with Code Section 409A and Treasury Regulation Section 1.409A-1(b)(5).

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(m) “Option” means an Award of a nonqualified stock option affording the recipient of such Award the right upon exercise to purchase a share of Common Stock for the stated Exercise Price, to the extent vested. Incentive (qualified) stock options under the Code are not eligible for Awards under the Plan.

(n) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

(o) “Permitted Transferee” means, with respect to a Participant, (i) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (ii) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (iii) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (iv) any other transferee as may be approved either (A) by the Board or the Committee in its sole discretion, or (B) as provided in the applicable Award agreement.

(p) “Person” means any individual or entity, including a corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated association, government or governmental agency or authority.

(q) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(r) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 4(c) of the Plan.

(s) “Restricted Stock” means shares of Common Stock, subject to certain specified restrictions (including a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 4(c) of the Plan.

(t) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(u) “Stock Appreciation Right” or “SAR” means an Award affording the recipient of such Award the right upon exercise to receive a payment in accordance with the Plan of the appreciation above the Strike Price of one share of Common Stock subject to such Award, to the extent vested.

(v) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares or any equivalent equity-type ownership (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

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(ii) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

9. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary in accordance with Section 9(f) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards to be transferred by a Participant, without consideration, to a Permitted Transferee, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan; provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer, and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

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(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may in its sole discretion (but shall not be obligated to) permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company and any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting or services relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards (or adopt a subplan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

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(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by and on file with the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse at the time of death or, if the Participant is unmarried at the time of death, his or her estate. Notwithstanding anything herein to the contrary, to the extent that a Participant’s beneficiary designation would result in a duplication of, or unintended, benefits payable under this Plan or would otherwise violate applicable law, the Committee shall have the authority to disregard such designation and payments shall be made in accordance with applicable law. The Committee’s administration in good faith of such designation of beneficiary shall be a complete discharge of the liability of the Committee and the Company therefor.

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event or as otherwise provided in an Award agreement, service shall not be considered terminated in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of any employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of employee, director or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring Common Stock without a view to the distribution thereof and to make such other representations and covenants as reasonably requested.

(i) Government and Other Regulations/Limitations.

(i) The Plan is intended to be a “compensatory benefit plan” within the meaning of such term under Rule 701 of the Securities Act. Grants of Awards pursuant to the Plan (and the issuance of shares of Common Stock upon the exercise of any Options) are intended to qualify for an exemption from the registration requirements under the Securities Act pursuant to Rule 701 and under analogous provisions of applicable state securities laws (collectively, the “Registration Exemptions”). In the event that any provision of the Plan would cause any Award or Option granted pursuant to the Plan to not qualify for the Registration Exemptions, the Plan will be deemed to be amended automatically to the extent necessary to cause all such Awards and Options to qualify for the Registration Exemptions.

(ii) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject and/or any Registration Exemptions.

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(iii) The Committee may toll the exercise or settlement of an Award or any portion thereof if it reasonably determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of shares of Common Stock to the Participant, the Participant’s acquisition of shares of Common Stock from the Company and/or the Participant’s sale of shares of Common Stock to the public markets, illegal, impracticable or inadvisable.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law. This Plan is not subject to the federal Employee Retirement Income Security Act of 1974, as amended (ERISA).

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(n) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

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(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on and Inurement to Successors. The obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(s) Other Agreements. Notwithstanding anything herein or in any Award agreement to the contrary, in no event will shares of Common Stock be delivered upon vesting, exercise or settlement of any Award granted under the Plan unless and until the Participant, as requested by the Committee, executes such agreements as the Committee reasonably determines necessary or advisable in respect of the Plan, including a joinder (or similar arrangement) whereby such Participant will become bound by the terms and conditions set forth in such stockholders agreements as the Committee determines, and which may have provisions concerning drag-along obligations, rights of first refusal, voting agreements, lock-up agreements and other terms and conditions then applicable to the holders of the Company’s Common Stock.

(t) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive shares of Common Stock under any Award made under the Plan.

(u) Section 409A. The Plan and the Awards hereunder are intended to either comply with, or be exempt from, the requirements of Section 409A of the Code. To the extent that the Plan or any Award is not exempt from the requirements of Section 409A of the Code, the Plan and any such Award intended to comply with the requirements of Section 409A of the Code shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed by Section 409A of the Code or any damages relating to any failure to comply with Section 409A of the Code. Each payment or benefit under the Plan shall constitute a separate payment for purposes of Section 409A of the Code.

(v) Offset. Any amounts owed to the Company or an Affiliate by a Participant of whatever nature may be offset by the Company from the value of any Common Stock, cash or other thing of value under this Plan or an agreement to be transferred to the Participant, and no Common Stock, cash or other thing of value under this Plan or an agreement shall be transferred unless and until all disputes between the Company (or its Affiliates) and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company and any Affiliate. Any such offset or delay will be made in a manner that does violate Section 409A of the Code, as may be applicable.

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(w) Data Privacy. As a condition of participation in this Plan, or receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of personal data as described in this subsection by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in this Plan. The Company and its Affiliates may request, receive or hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares held in the Company or any of its subsidiaries and affiliates and details of all Awards (the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in this Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of this Plan and any Awards for the purpose of implementing, managing and administering this Plan and Awards. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through participation in the Plan or acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain, transfer and otherwise process the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in this Plan, including, without limitation, any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or its Affiliates, or the Participant, may elect to deposit any Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in this Plan or as otherwise required by applicable law, rule or regulation. A Participant may, at any time, request to view the Data held by the Company or its Affiliates with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative, in each case, subject to any applicable law rule or regulation. No provision in this subsection that conflicts with the data privacy laws of a particular jurisdiction shall apply to Data of any Eligible Persons subject to such privacy laws.

(x) Expiration. Awards may only be exercised in accordance with the terms of the applicable Award agreement and/or the Plan, and no Award will be automatically exercised, including in connection with the expiration thereof. Participants are required to exercise any Awards, subject to their terms, in a manner consistent with the terms of the Plan including this Section 9(x). Any Awards not so exercised will expire without being exercised or the payment of consideration or proceeds therefor. The Company and its Affiliates will not be obligated to notify Participants of Awards that are expiring and will have no liability for any Awards that expire unexercised.

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FORM OF EXERCISE NOTICE

The undersigned is the holder of an option (the “Option”) to acquire _____ shares of Common Stock in NOVELSTEM INTERNATIONAL CORP. (the “Company”) granted pursuant to that certain Stock Option Agreement, dated as of __________ (the “Option Agreement”). Capitalized terms used and not otherwise defined in this option exercise notice shall have the meaning given to such terms in the Plan.

Subject to the further conditions of Section 3(d) of the Option Agreement, the undersigned hereby exercises the Option with respect to _______ shares of Common Stock for an aggregate exercise price of $_____, payable in accordance Section 2(b) of the Option Agreement.

In connection with the foregoing exercise of the Option, the undersigned represents and acknowledges to the Company as follows:

1)	He or she has received a copy of the Plan and has read and understands the Plan.
2)	The shares of Common Stock are subject to transfer restrictions set forth in one or more shareholders’ agreements.
3)	The shares of Common Stock have not been registered under the Securities Act and are offered pursuant to an exemption thereunder and that such shares of Common Stock have not been approved or disapproved by the Securities and Exchange Commission or by any other Federal or state agency.
4)	The shares of Common Stock acquired upon exercise of the Option are being acquired for investment purposes, and not on behalf or for the benefit of any other person, trust, estate or business organization, and the undersigned has no intention of distributing any shares of Common Stock to others in violation of the Securities Act.
5)	The shares of Common Stock may be subject to resale restrictions imposed by the securities laws of various states and may not be sold without compliance with such laws.
6)	The undersigned is a resident of the State of _________.
7)	The undersigned is responsible for the tax consequences relating to the exercise of the Option.

Executed this ____ day of ______________.	___________________________________
Participant